Exhibit 99.1

Investment Overview Oct 2021 1

INVESTMENT OVERVIEW LEGAL D I S C L A I M E R THIS DOCUMENT HAS BEEN PREPARED FOR INFORMATIONAL PURPOSES ONLY. This document contains summary information about Brain Scientific Inc. (“Brain Scientific”). It does not purport to be complete, and no representations or warranties about such information are made by Brain Scientific or its representatives. This document does not constitute an offer to sell or a solicitation of an offer to purchase any securities of Brain Scientific. Any such offer will be made only pursuant to an effective registration statement or an exemption from registration. This document contains forward - looking statements relating to future events or the future financial performance and operations of Brain Scientific. 2 Forward - looking statements, which involve assumptions and describe Brain Scientific’s intent, belief or current expectations about its business opportunities, prospects, performance and results, are generally identifiable by the use of the words “may,” “could,” “should,” “will,” “would,” “expect,” “anticipate,” “plan,” “potential,” “estimate,” “believe,” “intend,” “project,” “forecast,” the negative of such words and other variations on such words or similar terminology. These forward - looking statements are not guarantees of future performance and by their nature involve known and unknown risks and uncertainties that may cause actual opportunities, prospects, performance and results to vary from those presented in this document, and those variances may be material. In evaluating such statements, prospective investors should carefully consider the various risks and uncertainties identified in Brain Scientific’s public filings with the Securities and Exchange Commission, such as market risk, liquidity risk, competitive risk, regulatory risk and other commonly recognized forms of risk relating to Brain Scientific and its securities. In light of these risks, uncertainties and assumptions, the forward - looking events discussed in this document might not occur. Brain Scientific is not obligated to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise. No independent party has audited the forecasts, if any, set forth herein, nor has any independent party undertaken to confirm that any hypothetical performance or other performance that may be set forth herein adheres to the assumptions or conditions specified herein.

A MEDTECH COMPANY

BREAKTHROUGH

Piezo Motion & Brain Scientific founded by **researchers** and career **scientists**

The companies invested 20M+ in developing, refining and patenting the technologies but **never commercialized**

TURNAROUND

Proven management team joins to commercialize and scale businesses

Market strategy defined**, sales** and **marketing** teams onboard

Growing pipeline and scaling manufacturing

OPPORTUNITY

Commercial stage MedTech company

Disruptive technology in **$3B** market

Public company (OTC:BRSF) with **significant growth opportunity**



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$2.0B $2.1B $2.2B $2.3B $2.4B $1.0B $1.1B $1.2B $1.3B $1.5B $3.0B $3.2B $3.4B $3.6B $3.9B 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 We are selling into large, growing markets with a lot of potential for an innovative entrant Our disruptive solutions are poised to quickly expand in these markets EEG DE V I C E S M O T I O N P R O D U C T S TO T A L TOTAL ADDRESSABLE MARKET Sources: Statista, Market Research Future, Research And Markets, Precedence Research, Grand View Research, Markets and Markets, Fact.MR, Valuates Reports, The Research Insights, Competitor Public Statements and Analyst Coverage, Our Research & Analysis 4

DISRPUTING NEUROLOGY 5 Hospital System Opportunity: • To date, the company has focused its sales efforts to hospitals only • AHA estimates only 30% of US hospitals have routine EEG equipment • In the US, twenty states have less than 10 Neurotechs to every 10,000 patients • Existing EEG systems are costly and consume too much space SOURCES: American Hospital Association, Our Research & Analysis

AL Z H E I M E R ’ S DISEASE M I LL I O N (USA) M I LL I O N (USA) 7 9 5 THOUSAND (USA) 2 6 4 MILLION (GLOBALLY) M I L L I O N (GLOBALLY) M I LL I O N (USA) EPILEPSY SLEEP DISORDERS ADHD IN C H I L D R E N DEMENTIA DEPRESSION STROKE MIGRAINE M I L L I O N (GLOBALLY) M I L L I O N (GLOBALLY) MARKET DEMAND 5 2 . 5 50 6 6.1 30 50 50 - 70 MILLION (USA) TRAMATIC BRAIN INJURY SOURCES: (1) www.alzheimers.net/resources/alzheimers - statistics. (2) www.cdc.gov/traumaticbraininjury/data/tbi - ed - visits.html. (3) www.who.int/news - room/fact - sheets/detail/depression. (4) www.who.int/news - room/fact - sheets/detail/epilepsy. (5) www.cdc.gov/ncbddd/adhd/data.html. (6) www.cdc.gov/stroke/facts.htmstroke/facts.htm. (7) www.sleepassociation.org/about - sleep/sleep - statistics. (8) www.who.int/news - room/fact - sheets/detail/dementia. (9) emedicine.medscape.com/article/1142556 - overview#a5

• Massive greenfield market opportunities • Aging population in need of more diagnostics • Wearables becoming widely adopted for monitoring • Neuro - telemedicine opening new untapped markets UNTAPPED MARKETS Pain Management Clinics Sleep Labs Nursing Homes Athletic Departments Mobile Clinics 7

LINEAR MOTORS Our linear and mini linear motors can be used to make an incision smaller than the human hair . ROTARY MOTORS Our rotary and mini rotary motors can be used to precisely dispense prescription drugs over a long period of time from a small battery. Market Opportunity: • Medical devices require high precision, which traditional motors lack. Other motors also require a consistent energy source to hold position, which drains wearable batteries • Traditional motors are heavy and slow, which are inefficient for ER and ambulatory services Product Features & Benefits: • Up to 1000x more precise and 100x faster response than typical DC motor technology • Zero energy to hold position • 50 - 75% less weight than alternative DC motor solutions OUR MOTION PRODUCTS 8

Typical DC Technology $140 • Limited precision • Complex control • Heavy materials • Many parts Typical Conventional Piezo $1,200 • High precision • Sophisticated controls • Heavy materials • Complex parts Our Innovative MOTION TECHNOLOGY $120 • Precise • Simple to control • Lightweight materials • Few parts DISRUPTING MOTION 9

MARKET DEMAND

MICROSCOPE STAGES



High precision, fast response and high speed make our linear motors an improved solution for automated microscope stages.
In automated step, scan systems for analysis of large area, or multiplate samples, this enables throughput and productivity to be greatly improved.

MICRO DOSING PUMP



Fluid delivery pumps can benefit from our power dense and precise direct drive piezo technology. Direct drive reduces complexity. Higher precision enables use of higher concentration solutions hence extending use cycles and reducing downtime.

ROBOTIC SURGERY



Our precise, high-speed and fast response motion products are well-suited to the requirements for increasing numbers of electronic autoinjectors and jet injectors. More treatments are being enabled for wearable drug treatment as well.

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INTELLECTUAL PROPERTY 15 US Patents 25 World Patents 7 Trade Secrets 2 FDA Cleared Products 11

HASSAN KOTOB CHAIRMAN & CEO BACKGROUND Has been the founder and principle of several hardware, software, and medical companies , taking them from ideation to dominant players in their respective markets 28 years of experience bringing innovative technologies to the market, growing businesses, and creating significant shareholder value Founder and CEO of North Plains, a software solution that pioneered the market for enterprise digital asset management; successful exit to private equity President and CEO of Medasys, Inc., growing it from a small, privately - held developer of medical imaging software to a publicly - traded global organization 12

Investment Overview Oct 2021 Thank You 13